Exhibit 5.1

Steven M. Przesmicki

+1 858 550 6070

przes@cooley.com

January 4, 2024

Longboard Pharmaceuticals, Inc.

4275 Executive Square, Suite 950

La Jolla, CA 92037

Ladies and Gentlemen:

We have represented Longboard Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the offering by the Company of up to 11,500,000 shares of the Company’s voting common stock, par value $0.0001 (the “Shares”), including up to 1,500,000 Shares that may be sold pursuant to the exercise of an option to purchase additional shares, pursuant to Registration Statements on Form S-3 (Nos. 333-267674 and 333-273712) (the “Initial Registration Statements”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and a related registration statement on Form S-3 (No. 333-276369), filed with the Commission pursuant to Rule 462(b) under the Securities Act (together with the Initial Registration Statements, the “Registration Statements”), the prospectuses included in the Initial Registration Statements (the “Base Prospectuses”), and the prospectus supplement relating to the Shares dated January 3, 2024, and filed with the Commission pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectuses, the “Prospectus”).

In connection with this opinion, we have examined and relied upon the Registration Statements, the Prospectus, the Company’s certificate of incorporation and bylaws, each as currently in effect, and such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statements and the Prospectus, will be validly issued, fully paid and nonassessable.

This opinion is limited to the matters expressly set forth in this letter, and no opinion should be implied, or may be inferred, beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof and we undertake no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Cooley LLP 10265 Science Center Drive San Diego, CA 92121

t: (858) 550-6000 f: (858) 550-6420 cooley.com

January 4, 2024

Page Two

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed with the Commission for incorporation by reference into the Registration Statements. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

Cooley LLP

By:	/s/ Steven M. Przesmicki
Steven M. Przesmicki

Cooley LLP 10265 Science Center Drive San Diego, CA 92121

t: (858) 550-6000 f: (858) 550-6420 cooley.com